ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Agreement”) dated as of January 1, 2011, made by and among LEBOW ALPHA LLLP, a Delaware limited liability limited partnership (“LeBow Alpha”), and SIGNAL GENETICS, LLC, a Delaware limited liability company (“Signal”).

RECITALS

WHEREAS, LeBow Alpha holds 60,000 Class A Units and 10,000 Class B Units in Myeloma Health LLC, a Delaware limited liability company (“Myeloma Health”), as evidenced by and pursuant to that certain Amended and Restated Limited Liability Company Agreement of Myeloma Health LLC, dated as of June 30, 2010 (as such agreement may have been amended, supplemented or otherwise modified, the “Myeloma Health LLC Agreement”); and

WHEREAS, in connection with the reorganization of Myeloma, pursuant to which Myeloma will become a majority owned subsidiary of Signal, LeBow Alpha has agreed to exchange its 60,000 Class A Units in Myeloma for the Signal Membership Interests (as hereinafter defined) in Signal; and

WHEREAS, LeBow Alpha has agreed to transfer, convey and assign to Signal 60,000 Class A Units in Myeloma Health (the “Assigned Interests”) in consideration for membership interests in Signal, all in accordance with the terms set forth in this Agreement:

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Assignment and Acceptance of Assigned Interests; Consideration.

(a)          LeBow Alpha hereby transfers, conveys and assigns to Signal the Assigned Interests. Signal accepts from LeBow Alpha the Assigned Interests and agrees to be bound by all of the terms and provisions of the Myeloma Health LLC Agreement. LeBow Alpha shall take all actions reasonably required by Myeloma Health to transfer and assign the Assigned Interests to Signal pursuant to the terms hereof, including, without limitation, requesting that Myeloma Health’s records be amended to reflect such transfer and assignment.

(b)          In consideration of the assignment of the Assigned Interests to Signal, Signal hereby agrees to issue to LeBow Alpha 72,500 Class A Membership Units in Signal (the “Signal Membership Interests”), as evidenced by and pursuant to that certain Amended and Restated Limited Liability Company Agreement of Signal Genetics, LLC, effective as of [January 1, 2011] (as such agreement may have been amended, supplemented or otherwise modified, the “Signal Genetics LLC Agreement”).

(c)          The assignment of the Assigned Interests to Signal and the issuance of the Signal Membership Interests to LeBow Alpha shall be effective as of January 1, 2011 (the “Effective Date”).

Section 2. Representations and Warranties. (a) LeBow Alpha hereby represents and warrants to Signal that, as of the date hereof and as of the Effective Date:

(i)          it is a limited liability limited partnership duly organized, validly existing and in good standing under the laws of the State of [Delaware];

(ii)         it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(iii)        this Agreement has been duly executed and delivered by LeBow Alpha and constitutes a legal, valid and binding obligation of LeBow Alpha, enforceable against LeBow Alpha in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity;

(iv)        it is the owner of the Assigned Interests being assigned hereunder free and clear of any liens and security interests or other encumbrances or restrictions (other than as set forth under the Myeloma Health LLC Agreement), and it has not directly or indirectly assigned, transferred, hypothecated or pledged its interest in the Assigned Interests.

(v)         Upon the consummation of the assignment of the Assigned Interests to Signal, Signal will be duly and validly admitted as, and have all of the rights of, a Member of Myeloma Health in accordance with the terms of the Myeloma Health LLC Agreement; and

(b)          Signal represents and warrants to LeBow Alpha that, as of the date hereof and as of the Effective Date:

(i)          it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii)         it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(iii)        this Agreement has been duly executed and delivered by Signal and constitutes a legal, valid and binding obligation of Signal, enforceable against Signal in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity;

(iv)        Upon the consummation of the issuance of the Signal Membership Interests to LeBow Alpha, LeBow Alpha will be duly and validly admitted as, and have all of the rights of a Member of, Signal in accordance with the terms of the Signal Genetics LLC Agreement

Section 3. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective, heirs, legal representatives, successors and assigns.

Section 4. Modification and Waiver. No supplement, modification, waiver or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by all parties hereto.

Section 5. Counterparts. Any number of counterparts of this Agreement may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement.

Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

LEBOW ALPHA LLLP
a Delaware limited liability limited partnership By: LeBow Holdings, Inc., a Nevada Corporation

By:	/s/ Bennett S. LeBow
Name: Bennett S. LeBow
Title: President

SIGNAL GENETICS, LLC

By:	/s/ Bennett S. LeBow
Name: Bennett S. LeBow
Title: Manager

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